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                                                                  Exhibit 12.1.1

                  NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS
                                TO FIXED CHARGES
                              (dollars in millions)



                                                                                                                            Three
                                                                                                                            Months
                                                                                                                            Ended
                                                                                     YEAR ENDED DECEMBER 31,               March 31,
                                                                      ---------------------------------------------------  ---------
                                                                        1998       1999       2000       2001       2002      2003
                                                                      -------    -------    -------    -------    -------  ---------
(Loss) income from continuing operations before income tax benefit
(provision) (1)                                                       $(1,844)   $(1,366)   $  (848)   $(2,760)   $ 1,777  $   262
Add:
      Fixed charges                                                       766        993      1,424      1,641      1,339      272
Less:
      Interest capitalized                                                 55         46         88        127         52       11
Less:
      Equity in losses of unconsolidated affiliates                       (12)       (73)      (152)       (95)       (76)     (13)
      Gain on deconsolidation of NII Holdings                              --         --         --         --      1,218       --
      Losses attributable to minority interests                            17         19         10          1         --       --
                                                                      -------    -------    -------    -------    -------  -------
(Losses) earnings as adjusted                                         $(1,138)   $  (365)   $   630    $(1,152)   $ 1,922  $   536
                                                                      =======    =======    =======    =======    =======  =======


Fixed charges:
      Interest expense on indebtedness (including amortization
         of debt expense and discount)                                $   656    $   878    $ 1,245    $ 1,403    $ 1,162  $   225
      Interest capitalized                                                 55         46         88        127         52       11
      Portion of rent expense representative of interest (30%)             55         69         91        111        125       36
                                                                      -------    -------    -------    -------    -------  -------
Fixed charges                                                         $   766    $   993    $ 1,424    $ 1,641    $ 1,339  $   272
                                                                      =======    =======    =======    =======    =======  =======


Ratio of (losses) earnings to fixed charges                             (1.49)     (0.37)      0.44      (0.70)      1.44     1.97
                                                                      =======    =======    =======    =======    =======  =======

(Deficiency) excess earnings to cover fixed charges                   $(1,904)   $(1,358)   $  (794)   $(2,793)   $   583  $   264
                                                                      =======    =======    =======    =======    =======  =======


(1) In April 2002, we adopted SFAS No. 145 "Recision of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." As a result of this adoption, the (loss) income from continuing operations before income tax benefit (provision) has been adjusted to reclassify gains and losses from extinguishments of debt as other income (expense) rather than as extraordinary items for all periods presented.